Exhibit 10.5

David Wright, CEO	November 19, 2020
Pattern Inc
1633 W Innovation Way STE 300
Lehi, UT 84043
Jason Beesley
Re: Offer of Employment
Dear Jason,
We are pleased to extend an offer to join Pattern as CFO, reporting to David Wright, with a start date in March 2021.
Your compensation package includes the following:
•Annual base salary of $500,000
•Pattern equity grant of 850,000 RSUs
•Relocation bonus of $50,000 to be paid on first paycheck
•10 paid holidays per year
•Unlimited PTO
•Eligibility for all employee benefits including medical, dental, vision, life insurance, disability insurance, and 401(k)
Offer is conditional upon satisfactory completion of a background screening.
We are delighted to extend this offer to join the Pattern team and look forward to your response. Please don’t hesitate to let me know if you have any questions.
Sincerely,
David Wright
CEO
I accept this offer of employment with Pattern and have read and understand the foregoing terms and conditions of my employment.

11/21/2020
/s/ Jason Beesley
Signature